PENN OCTANE CORPORATION/EXXON COMPANY, U.S.A.
                                 SALE AGREEMENT

                          PENN NO. ___/EXXON NO. PEB221


* The Sale Agreement set forth below hereby replaces the Sale Agreement which had an effective date of November 1, 1997, entered into by and between Exxon Company, U.S.A. (a division of Exxon Corporation), hereinafter called "Exxon" and Penn Octane Corporation, hereinafter called "Penn".

* The Sale Agreement (November 1, 1997) is revised effective November 1, 1998, to revise the volume and pricing and to extend the term through September 30, 1999.

Penn  and  Exxon  agree  to  a  product  sale  as  outline  below:

1.   TERM  OF  AGREEMENT
     -------------------

* This Agreement shall begin with the first shipment to Penn in November 1998 and shall continue through September 30, 1999.

2.   PRODUCT  VOLUMES/PRICES
     -----------------------

* Exxon agrees to deliver to Penn the approximate product volumes show on Exhibit A during the term of this Agreement at the location and pricing basis outlined in Exhibit A.

3.   PRODUCT  SPECIFICATIONS
     -----------------------

     Exxon shall deliver to Penn products that meets applicable federal, state and local requirements, as shown below:

     -    Propane Butane Mix: 90 vol % Propane and 10 vol % Butane,  meeting HD5
          ------------------
          spec unodorized.

4.   GENERAL  PROVISIONS
     -------------------

     Exxon's General Provisions dated December 1996 and attached as Exhibit C are incorporated herein by reference and made a part hereof.

5.   EXPORTS/IMPORTS
     ---------------

     This is a domestic  transaction.  Penn is responsible for obtaining  export
     licenses   and/or  export   documentation   required  for  any   subsequent
     exportation that may occur.

6.   ACCOUNTING
     ----------

     Forward all shipping documents, statements, and invoices, and demurrage claims to:

          PENN  OCTANE  CORPORATION
          12118  South  Bloomfield
          Santa  Fe  Springs,  CA  90670
          Attention:  Ian  Bothwell

     Send  payments  by  wire  transfer  to:

          CITIBANK,  N.A.
          ABA  0201-0008-9
          Credit  to  Exxon  Company  U.S.A.
          Regular  Account  #  00034219

7.   INVOICE  PAYMENT  METHOD/TERMS
     ------------------------------

     In accordance with Exhibit C, General Provisions, except that invoices shall be issued weekly and shall be paid by wire transfer with payment due twelve (12) working days from receipt of invoice and acceptable supporting documentation. If the invoice and acceptable supporting documentation are received at the billing address on or before 12:00 noon on a working day, working day 1 begins on that day. If the invoice and acceptable supporting documentation are received at the billing address after 12:00 noon (or on a non-working day), working day 1 begins on the first working day following receipt.

     If the transaction if effected via book transfer, quantity to be exact barrels. Payment due date shall be the effective book transfer date, provided the invoice and book transfer confirmation have been received by 12:00 noon on the day preceding the effective book transfer date; otherwise, the payment due date shall be the next business day following receipt of invoice and book transfer confirmation.

8.   CREDIT  PROVISIONS
     ------------------

     Penn agrees to provide a letter of credit acceptable to Exxon. Credit balances shall be monitored by Exxon, and amendments to the letter of credit may be required when it appears that those balances may exceed current security levels. Timely receipt by Exxon of acceptable security and amendments is a condition precedent to Exxon's performance under this Agreement. Any letter of credit provided to Exxon must be issued in a format, for and amount, by a bank and for a time duration acceptable to Exxon.

9.   EXHIBITS
     --------

     The following Exhibits are attached and are a part of this Agreement. All references herein to the Agreement shall include the applicable Exhibits.

          Exhibit  A  -  Product  Volumes/Locations/Differentials
          Exhibit  B  -  Product  Specifications  -  Note Used (see paragraph 3)
          Exhibit  C  -  General  Provisions

EXXON  COMPANY,  U.S.A.                     PENN  OCTANE  CORPORATION
a division of Exxon Corporation


BY   _________________________________      BY _____________________________
     F.S.  Panebianco
     Manager, Products and Gas Liquids      TITLE __________________________

DATE _________________________________      DATE ___________________________


                                    EXHIBIT A
                     PRODUCT VOLUMES/LOCATIONS/DIFFERENTIALS
                        PENN NO. _______/EXXON NO. PEB221
                                 SALE AGREEMENT


EXXON  DELIVERS
---------------

                                                                          *Quantity
                       Product           Method                          Approximate      *Exxon Receives
Location             Description      of Delivery       Measurement       Bbls/Daily           Price
------------------  --------------  ----------------  ---------------  -----------------  ---------------
Exxon's King Ranch  Propane/Butane  Into UCC          By meter ticket  9,000 (Nov - Mar)              (1)
Gas Plant. . . . .  Mix             Ella-Brownsville  at origin        6,600 (Apr - Sep)
                                      6" pipeline

*     (1)     Price - Mt. Belvieu, TX Oil Price Information Service (OPIS) NON TET price average for the first  business  day  for  interim  pricing less x.x xxxx per gallon for each product.
              Invoices will be issued weekly.  At the end of the month, pricing will be adjusted to  the
              Mt. Belvieu OPIS NON TET day weighted average for the delivery month for each product less
              x.x xxxx per  gallon.

                                    EXHIBIT C

EXXON COMPANY, U.S.A. (A DIVISION OF EXXON CORPORATION)
       PETROLEUM PRODUCTS & NATURAL GAS LIQUIDS
       ----------------------------------------
                   DECEMBER 1996

            INDEX TO GENERAL PROVISIONS
            ---------------------------

                                          Page  Number
                                          ------------

 1.    Special Provisions Shall Govern . . .  1
 2.    Deliveries. . . . . . . . . . . . . .  1
 3.    Volumes . . . . . . . . . . . . . . .  1
 4.    Measurements. . . . . . . . . . . . .  1
 5.    Data Integrity. . . . . . . . . . . .  1
 6.    Inspection. . . . . . . . . . . . . .  2
 7.    Title . . . . . . . . . . . . . . . .  2
 8.    Importer/Exporter of Record . . . . .  2
 9.    Drawback. . . . . . . . . . . . . . .  2
10.    Warranty. . . . . . . . . . . . . . .  2
11.    Additional Equipment. . . . . . . . .  3
12.    Safety Regulations. . . . . . . . . .  3
13.    Safety and Health Information . . . .  3
14.    Statements and Invoices (Exchanges) .  3
       Payment (Purchases and Sales) . . . .  3
15.    Taxes . . . . . . . . . . . . . . . .  4
16.    Financial Responsibility. . . . . . .  4
17.    Exchange Basis. . . . . . . . . . . .  4
       Balances Products . . . . . . . . . .  5
       Balances Natural Gas Liquids. . . . .  5
       Exchange Imbalances . . . . . . . . . .5
18.    Set-Off . . . . . . . . . . . . . . .  5
19.    Continuing Obligation . . . . . . . .  5
20.    Applicable Laws . . . . . . . . . . .  5
21.    Compliance with Laws and Regulations.  5
22.    Product Compliance and Documentation.  5
23.    Indemnity . . . . . . . . . . . . . .  6
24.    Claims. . . . . . . . . . . . . . . .  6
25.    Waiver. . . . . . . . . . . . . . . .  6
26.    Force Majeure and Contingencies . . .  6
27.    Business Practices. . . . . . . . . .  7
28.    Conflict of Interest. . . . . . . . .  7
29.    Audit . . . . . . . . . . . . . . . .  7
30.    Assignment. . . . . . . . . . . . . .  7
31.    Odorization . . . . . . . . . . . . .  7
32.    Quality . . . . . . . . . . . . . . .  8
33.    Storage . . . . . . . . . . . . . . .  8
34.    Demurrage on Tank Cars. . . . . . . .  8

                                                                     PAGE 1 OF 8
                                                           EXXON COMPANY, U.S.A.
                                                              GENERAL PROVISIONS

             EXXON COMPANY, U.S.A. (A DIVISION OF EXXON ORPORATION)
                    PETROLEUM PRODUCTS & NATURAL GAS LIQUIDS
         GENERAL PROVISIONS FOR EXCHANGE, PURCHASE, AND SALE AGREEMENTS

1.   Special  Provisions  Shall  Govern   -   All  provision  of  this Agreement
     ----------------------------------
     (including amendments) other than the "General Provisions" and "Marine Provisions" (if applicable) comprise the "Special Provisions". In the event of any conflict between the Special Provisions and the General Provisions, the Special Provisions shall govern. In the event of any conflict between the Marine Provisions and the General Provisions, the Marine Provisions shall govern.

2.   Deliveries   -   Deliveries shall be made at such times within the contract
     ----------
     delivery window, as may be required by Receiving Party provided that reasonable advance notice of each delivery has been given by the Receiving Party. At the time of giving notice, the Receiving Party shall furnish Delivering Party all necessary shipping instructions. At the time of delivery, the Delivering Party shall prepare and furnish the Receiving Party with copies of bills of lading and other shipping papers. Deliveries into trucks and/or tank cars shall be made within the delivering terminal's usual business hours (See Exhibit "E" for Truck Loading Documentation / Communications Requirements as applicable). Where applicable, Receiving Party agrees to Delivering Party's Facility Access Agreement prior to withdrawal of product from Delivering Party's truck loading rack.

3.   Volumes   -   Unless  otherwise  specifically  indicated,  all  quantities
     -------
     delivered shall be adjusted to net gallons at 60 deg F. in accordance with ASTM D-1250 Petroleum Measurement Tables, or latest revisions thereof. A barrel shall consist of 42 U.S. gallons and a U.S. gallon shall contain 231 cubic inches.

4.   Measurements  -  Unless  otherwise  specified,  quantities  delivered:
     ------------
     (A) into or from transport trucks shall be measured by calibrated meters, or if such meters are unavailable, by applicable calibration tables;
     (B) into or from tank cars shall be measured by calibrated meters, or if such meters are unavailable, by applicable calibrated tank car tables;
     (C) into or from private pipelines shall be measured by calibrated meters, or if such meters are unavailable, by terminal tank gauges; and
     (D) into or from common carrier pipeline shall be measured by carrier's meter tickets.

     Meters and temperature probes shall be calibrated according to applicable API standards (but not less frequently than once every six (6) months). Receiving Party given reasonable cause shall have the right at its expense to independently certify and calibration. Each party to the Agreement shall have the right to have one representative present, in addition to the independent inspector, to witness all gauges, tests, meter calibration, and measurements. Such representative must comply with any applicable dock, terminal and/or pipeline facilities' safety procedures and/or requirements. However, the gauges, tests, meter calibration, and measurements of the independent inspector, when present, shall be deemed to be binding.

5.   Data  Integrity  -  Delivering Party shall be accountable for the integrity
     ---------------
     of any product quality test performed by it, and the results of any product quality test performed by a third party laboratory employed by it, in connection with this Agreement, including the recording and retention of such data. Delivering Party agrees as to any such test performed by it:
     (A) Product quality test measurements shall be complete, accurate and timely based upon unaltered samples collected in a manner which would be expected to yield reasonably representative samples or which have been collected in the manner specified by written agreement between the Parties.
     (B) Specified industry standard test methods and instrument calibration procedures shall be used without modification, unless that modification has been approved by industry standard or written agreement between the Parties, or unless the certificates of analysis of such data indicate such test method or procedure was altered. In no event will any such alteration yield materially different test results, unless approved in writing.

                                                                     PAGE 2 OF 8
                                                           EXXON COMPANY, U.S.A.
                                                              GENERAL PROVISIONS

     (C) A quality assurance system shall be in place for any laboratory facility involved. This system shall be designed to aid in the deterrence, detection and correction of any incorrect data generated or communicated and shall also include the maintenance and calibration of measurement instruments
     (D) Testing and measurement personnel involved shall be trained in the necessary skills involved in data generation and data management. This shall include initial and ongoing personnel training, testing, and verification of knowledge transfer.
     (E) Delivering Party shall utilize a self-monitoring and assessment system to determine the extent to which the requirements above are being met. This system shall include the resolution of problems found in the assessments, with plans and responsibilities for appropriate follow-up.

6.   Inspection  -  Unless  otherwise  agreed:
     ----------
     (A)  Quantity - For all deliveries  into or from  pipelines  where terminal
          --------
          tank gauges must be used for measurement, and into or from marine vessels, quantity shall be determined by independent licensed petroleum inspector. Either party may arrange for the inspector, and the cost of the inspection service shall be shared equally between both parties.
     (B)  Quality - For all  deliveries  into or from  pipelines  where terminal
          -------
          tank gauges are required, and into or from marine vessels, quality inspection by independent licensed petroleum inspector may be requested with tests specified by the Receiving Party and the costs of the inspection service shared equally.

7.   Title - Title  to,  and all  risk of  loss of or  damage  to,  any  product
     -----
     delivered shall pass as follows:
     (A) when into transport and tank cars as product enters the Receiving Party's equipment;
     (B)  when into pipeline as product enters the receiving equipment;
     (C) when into any storage (other than from marine vessels), when product passes into the receiving facilities of the Receiving Party; and
     (D) when by book, stock, and/or inventory transfer, on the effective date of the transfer.

8.   Importer/Exporter  of Record - The party that is the  Importer/Exporter  of
     ---------------------------
     Record of the petroleum products received/delivered under this Agreement agrees to fulfill all requirements applicable to the Importer/Exporter of Record, including but not limited to those of the U.S. Customs and shall pay any applicable import duty or any other applicable fees and fines, penalties or costs. The other party hereto shall provide all information necessary for such importation/exportation in a timely manner.

9.   Drawback - Unless  otherwise  negotiated  and  confirmed  in  writing,  the
     --------
     Delivery Party retains the right to claim, receive, and retain drawbacks on imported duty-paid products and whenever such products are exported, the exporting party shall promptly notify the Delivering Party and shall execute drawback claim forms and assignments in favor of the Delivering Party to enable it to establish its drawback rights under U.S. Customs Regulations.

10.  Warranty  -  The  Delivery  Party  warrants:
     --------
     (A) that the product conforms to the product specifications set forth in the Agreement;
     (B) that the Delivering Party has free and clear title to the product delivered under the Agreement;
     (C) that such product shall be delivered free from lawful security interests, liens, taxes, and encumbrances;
     (D) that to the best of Delivering Party's knowledge, the product in the form delivered is free from any valid claim for patent infringement; and
     (E) that the Delivering Party has or shall obtain, at its expense, all the necessary registrations, certificates, permits, licenses and authorizations to deliver the product pursuant to this Agreement.

     THE DELIVERING PARTY MAKES NO OTHER WARRANTIES, EXPRESSED OR IMPLIED, INCLUDING THE IMPLIED WARRANTY OF MERCHANTABILITY AND THAT OF FITNESS FOR A PARTICULAR PURPOSE, IN NO EVENT, REGARDLESS OF NEGLIGENCE, SHALL EITHER PARTY BE LIABLE FOR PUNITIVE DAMAGES.

     All warranties made under the Agreement shall survive acceptance of or payment for the products by Receiving Party.

                                                                     PAGE 3 OF 8
                                                           EXXON COMPANY, U.S.A.
                                                              GENERAL PROVISIONS

11.  Additional  Equipment - Both  parties  agree that either party may elect to
     ---------------------
     install additional equipment at the other party's terminal provided that the engineering and installation of any fixture, equipment, or appurtenance placed at the terminal(s) shall be subject to terminal operator's approval and supervision. The terminal operator shall obtain necessary permits or licenses for such equipment. Unless parties agree in writing to the contrary, such additional equipment shall be the property of requesting party, and requesting party shall pay for, operate, and maintain such additional equipment, and upon termination of this Agreement, remove additional equipment and restore the terminal to its condition prior to the installation of such additional equipment. Should aforementioned equipment be observed by the terminal operator to be deficient in operation, terminal operator will notify the equipment owner immediately.

12.  Safety  Regulations  - Each party agrees that its agents,  representatives,
     -------------------
     and employees will comply with all applicable safety regulations of the other's facilities when such agents, representatives, or employees are upon the facilities of the other in connection with the performance of this Agreement. For either party desiring written copies of these regulations, copies may be obtained by request to the local office operating the facility.

13.  Safety and Health  Information - The  Delivering  Party will furnish to the
     ------------------------------
     Receiving Party information (including Material Safety Data Sheet(s) concerning the safety and health aspects of product(s) delivered to the Receiving Party hereunder, including safety and health warnings. The Receiving Party agrees to communicate such warnings and information to all persons whom the Receiving Party can reasonably foresee may be exposed to or may handle such products, including, but not limited to, the Receiving Party's employees, agents, contractors, and customers.

14.  Statementsand Invoices (Exchanges)  -  Unless  otherwise  provided  in  the
     ----------------------------------
     Special Provisions of this Agreement, each party shall render to the other, at the end of each calendar month, statements, reconciliations of exchange balances, as well as invoices for any differentials, charges, and taxes payable or reimbursable to it, with respect to its deliveries during the month. Each invoices shall be paid (without discount) with fourteen (14) days after receipt. Unless otherwise specified, in the event the payment due date falls on a Sunday or Monday banking holiday, payment will be due on the next succeeding business day. In the event the payment due date falls on a Saturday or bank holiday other than a Monday, payment will be due on the first, preceding business day.

     Payment  (Purchases  & Sales) - Unless  otherwise  provided  in the Special
     -----------------------------
     Provisions  of this  Agreement,  each  invoice  will be paid net  three (3)
     working days by wire transfer from receipt of invoice and acceptable supporting documents. If the invoice and acceptable supporting documentation are received at the billing address on or before 12:00 noon (Central Standard Time) on a working day, working day one (1) begins on that day. If the invoice and acceptable supporting documentation are received at the billing address after 12:00 noon (Central Standard Time) (or on a non-working day), working day one (1) begins on the first working day following receipt. Unless otherwise specified, in the event the payment due date falls on a Sunday or Monday banking holiday, payment will be due on the next succeeding business day. In the event the payment due date falls on a Saturday or bank holiday other than a Monday, payment will be due on the first preceding business day. If Receiving Party fails to comply with the terms of payment, Delivering Party may, at its option: a) change the terms of payment; b) without notice to Receiving Party, defer or divert shipments until payments are made; and c) cancel this Agreement in which event, Delivering Party shall not be required to make further shipments hereunder. In the event of a, b, or c, Receiving Party will reimburse Delivering Party for all actual collection and legal fees incurred to affect Receiving Party's payment and interest incurred on unpaid amounts and said fees. The exercise by either party of any right reserved under this paragraph shall be without prejudice to any claim for damages or any other right under this Agreement or any other agreement or applicable law. If the transaction is effective via book transfer, quantity to be exact barrels and due date shall be the effective book transfer date, provided the invoice and book transfer confirmations have been received by 12:00 noon (Central Standard Time) on the day preceding the book transfer date; otherwise, the due date shall be the next business day following receipt of the invoice and book transfer confirmation.

                                                                     PAGE 4 OF 8
                                                           EXXON COMPANY, U.S.A.
                                                              GENERAL PROVISIONS

15.  Taxes - Unless otherwise specifically provided elsewhere in this Agreement,
     -----
     or required by law, the Receiving Party shall pay (or reimburse) the Delivering Party for its payment of taxes, fees, or other similar levies which are levied or assessed upon the purchase, exchange, use, resale, withdrawal, transportation, or handling of the products if levied or assessed at the time of or after delivery to the Receiving Party. Such taxes, fees, or other similar levies include, but are not limited to, federal manufacturers excise taxes, environmental taxes (which are not based on alternative minimum taxable income of the Delivering Party), state and local motor fuel taxes, state and local sales and use taxes, "oil company" gross receipts or franchise taxes (which are not based on or measured by the net income or net worth of the Delivering Party), business and occupation taxes (except business and occupation taxes levied by the State of Washington or any political subdivision thereof, which shall be paid by the Delivering Party without reimbursement from the Receiving Party), state and local inspection fees, and state and local oil spill taxes or fees. If gasoline, diesel, or aviation fuel is sold, purchased, or exchanged hereunder, each party represents that it is a registered producer of gasoline, diesel, or aviation fuel for the purpose of the federal manufacturers excise tax.

     The receiving party represents that it holds the applicable state tax registrations to purchase, exchange, use, resale, transport or handle the products. Such receiving party must furnish the delivering party with the appropriate state registration number(s) for all state in which business is conducted. In addition, the receiving party must furnish their federal employer identification number to delivering party. These notifications must be received by the delivering party within thirty (30) days of contract execution or applicable state taxes will be invoiced. Receiving party is also required to notify delivering party of any change in registration status in states where business is conducted. Notification of state registration numbers or changes in registration status must be mail to Exxon Company, U.S.A., Tax Department, P.O. Box 4541, Houston, Texas 77210-4541.

     If the Receiving Party claims exemption from any of the aforesaid taxes, then Receiving Party must furnish the Delivering Party with a properly completed and executed exemption certificate in the form prescribed by the appropriate taxing authority in lieu of payment of or reimbursement of such taxes to the Delivering Party. Receiving Party shall promptly notify Delivering Party in writing of any change in the status of its exemption certificate.

16.  Financial  Responsibility  - If, during the term of this  Agreement and any
     -------------------------
     liquidation thereof, the financial responsibility (including, but not limited to, either party's ability to perform under any warranty of title provided thereunder) of either party becomes impaired or unsatisfactory to the other party, advance cash payment, properly endorsed negotiable bills of lading, or satisfactory security reasonably acceptable to the demanding party shall be given upon demand, and performance under this Agreement or any other agreement may be withheld until such payment, bills of lading, or security reasonably acceptable to the demanding party is received. If such payment, bills of lading, or security reasonably acceptable to the demanding party is not received within fifteen (15) calendar days from demand therefore, the party demanding such payment, bill of lading, or security may cancel this Agreement. In the event either party makes an assignment for the benefit or creditors or any general arrangement with creditors, the other party may cancel this Agreement without notice. The exercise by either party of any right reserved under this paragraph shall be without prejudice to any claim for damages or any other right under this Agreement or any other agreement or applicable law.

17.  Exchange Basis - Except for the differentials, taxes, governmental fees, or
     --------------
     other payments expressly provided in the Special Provisions, the Agreement shall be on a barrel-for-barrel basis without the payment of money by one party to the other party.

     Balances - Unless  otherwise  specified  in the  Special  Provisions,  both
     --------
     parties will keep the volumes exchanged under the Agreement in approximate balance at all times. Upon termination of this Agreement and after the reconciliation and agreement of balances, all remaining balances shall be settled within ninety (90) calendar days as follows:

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                                                                     PAGE 5 OF 8
                                                           EXXON COMPANY, U.S.A.
                                                              GENERAL PROVISIONS

     (A)  Products
          1. Any product balances equal to or greater than 5,000 barrels will be settled by either a physical delivery or a book transfer to another agreement as mutually agreed in writing before such settlement is made.
          2. Any product balance less than 5,000 barrels will be settled by either a book transfer to another agreement or be bought or sold based on a price as mutually agreed in writing before such settlement is made. If not other basis has been agreed upon, the price for the product will be the month average contract price for the date of last activity.
     (B)  Natural Gas Liquids
          1. Any product balance equal to or greater than 1,000 barrels will be settled by either a physical delivery or a book transfer to another agreement as mutually agreed in writing before such settlement is made.
          2. Any product balance less than 1,000 barrels will be settled by either a book transfer to another agreement, a stock transfer, or be bought or sold based on a price as mutually agreed in writing before such settlement is made.

     Exchange Imbalances - In the event an exchange imbalance arises as a result
     -------------------
     of one party delivering prior to or more than the other party, subsequent deliveries shall be applied first to such exchange imbalance, and then to further delivery obligations, if any, under this Agreement.

18.  Set-off - In the event  either  party shall fall to make timely  deliver of
     -------
     any product(s) due and owing to the other party, or in the party, or in the event either party shall fail to make timely payment or reimbursement of any monies due and owing to the other party, the other party may set-off any deliveries or payments or reimbursements due under this Agreement or any other agreement between the parties during the term of this Agreement any liquidation thereof with prior written notice.

19.  Continuing  Obligation  - The parties do not intend to create a  continuing
     ----------------------
     obligation to buy, sell, or exchange petroleum products other than as specified in the Special Provisions. Accordingly, each party expressly waives any right it may have under any existing or future, state or federal government regulations to insist upon the continued purchase, sale, or exchange of petroleum products provided in this Agreement.

20.  Applicable  Laws - THIS AGREEMENT  SHALL BE INTERPRETED IN ACCORDANCE  WITH
     ----------------
     THE LAWS OF THE STATE OF TEXAS WITHOUT REGARD TO ANY CHOICE OF LAW RULES, NOTWITHSTANDING ANYTING TO THE CONTRARY, THIS AGREEMENT SHALL NOT BE INTERPRETED OR APPLIED SO AS TO REQUIRE EITHER PARTY TO DO, OR TO REFRAIN FROM DOING, ANYTHING WHICH WOULD CONSTITUTE A VIOLATION OF ANY U.S. LAWS OR REGULATIONS.

21.  Compliance  With Laws and Regulations - Each party shall be responsible and
     -------------------------------------
     liable for and agrees to indemnify and hold the other party harmless against all costs, expenses, losses, claims, damages, assessments (including without limitation professional fees, penalties, and interest), causes of action, judgements, fines, settlements, penalties and liabilities (joint and several), without regard to amount, arising out of, caused by, or resulting from the indemnifying party's failure to comply, or indemnifying party's products failure to comply, with all applicable federal, state, and local laws, ordinances, orders, rules and regulations, including but not limited to, those governing Reid Vapor Pressure, low sulfur diesel, reformulated gasoline, and additives. The Delivering Party certifies that he product(s) it delivers under the Agreement will be produced and delivered in full compliance with all applicable governmental laws, regulations, and orders including, but not limited to, the Clean Air Act and the EPA regulations promulgated thereunder, the Equal Opportunity Clause contained in 41 C.F.R. 60-1.4 relating to race, color, religion, sex, or national origin, the Affirmative Action Clause contained in 41
     C.F.R. 60-250.4 relating to disabled veterans and to veterans of the Vietnam Era, and the Affirmative Action Clause contained in 41 C.F.R.
     60-741.4 relating to handicapped workers are incorporated herein by reference.

22.  Product  Compliance  and  Documentation  -
     ---------------------------------------
     (A) Gasoline - Each party agrees to comply with all federal, state, and local volatility regulations for gasoline and alcohol blends (including, but not limited to, 40 C.F.R. 80.27 and 80.28) and to comply with all federal and state

                                                                     PAGE 6 OF 8
                                                           EXXON COMPANY, U.S.A.
                                                              GENERAL PROVISIONS

     laws for oxygenated gasoline. Delivering party hereby certifies that any product delivered pursuant to this Agreement is in compliance with the standards(s) applicable to the delivery location when delivered to the receiving party. Delivering party agrees to provide to receiving party for each delivery of certificate of analysis, a bill of lading, a delivery ticket, or a loading ticket that certifies and correctly states the maximum Ried Vapor Pressure (RVP) of the product at the time of delivery during the government mandated season for RVP and that certifies that the product is in compliance with all applicable regulations during the control period for oxygenated gasoline. Receiving party agrees to sell, offer for sale, dispense, supply, offer for supply, and transport said product in compliance with all federal state, and local volatility and other applicable regulations.
     (B) Low Sulfur Diesel - Each party agrees to comply with all federal, state, and local regulations for low sulfur diesel fuel (including, but not limited to, 40 C.F.R. 80.29 and 80.30) and hereby certifies and warrants that any products delivered pursuant to this Agreement complies with the applicable standards when delivered to the receiving party. Receiving party agrees to sell, offer for sale, dispense, supply, offer for supply, and transport in compliance with all said federal, state, and local regulations.
     (C) Reformulated Gasoline - Each party agrees to comply with all federal, state, and local regulations for reformulated gasoline (including, but not limited to, 40 C.F.R., Part 80, Subpart D) and hereby certifies and warrants that any product delivered pursuant to this Agreement complies with the applicable standards when delivered to the receiving party. Receiving party agrees to sell, offer to sale, dispense, supply, offer for supply, and transport in compliance with all said federal, state, and local regulations.
     (D) Additives - Each party agrees to comply with all federal, state, and local regulations for gasoline additives (including, but not limited to, 40 C.F.R., Part 80, Subpart G) and hereby certifies and warrants that any product delivered products to this agreement complies with the applicable standards when delivered to the other party. Receiving party agrees to sell, offer for sale, dispense, supply, offer for supply, and transport in compliance with all said federal, state, and local regulations.

23.  Indemnity - EACH PARTY TO THIS AGREEMENT SHALL INDEMNIFY,  DEFEND, AND HOLD
     ---------
     THE OTHER HARMLESS FROM CLAIMS, DEMANDS, AND CAUSES OF ACTION ASSERTED AGAINST THE OTHER BY ANY OTHER PERSON (INCLUDING WITHOUT LIMITATION EMPLOYEES OF EITHER PARTY) FOR PERSONAL INJURY, FOR LESS OF OR DAMAGE TO PROPERTY, OR FOR ALLEGED VIOLATIONS OF LAW (INCLUDING, BUT NOT LIMITED TO, THE LAWS REFERENCED IN PARAGRAPHS 19 AND 20, ABOVE) RESULTING FROM THE WILLFUL OR NEGLIGENT ACTS OR OMISSIONS OF THE INDEMNIFYING PARTY. WHERE PERSONAL INJURY, DEATH, OR LOSS OF OR DAMAGE TO PROPERTY IS THE RESULT OF THE JOINT NEGLIGENCE OR MISCONDUCT OF THE PARTIES HERETO. THE PARTIES EXPRESSLY AGREE TO INDEMNIFY EACH OTHER IN PROPORTION TO THEIR RESPECTIVE SHARE OF SUCH JOINT NEGLIGENCE OR MISCONDUCT.

24.  Claims - Claims as to shortage  in quantity or defects in quality  shall be
     ------
     made by written notice to the other party within ninety (90) days after the delivery in questions or shall be deemed to have been waived. NO CLAIMS FOR SPECIAL, INDIRECT, OR CONSEQUENTIAL DAMAGES OF ANY NATURE SHALL BE MADE BY EITHER PARTY UNDER THIS AGREEMENT.

25.  Waiver - No waiver by either  party of any breach by the other party of any
     ------
     of the convenants or condition herein contained shall be construed as a waiver of any succeeding breach of the same or of any other covenant or condition thereof.

26.  Force  Majeure  and  Contingencies  - Neither  party shall be liable to the
     ----------------------------------
     other for failure or delay in making or accepting deliveries hereunder the extent that such failure or delay is excused by law or is the result of (1) action of the elements resulting in failure or delay beyond the reasonable control of the party, or (2) a disruption or breakdown of production or transportation facilities beyond the reasonable control of the party, or
     (3) any other cause, whether or not of the same class or kind, that is beyond the reasonable control of such party.

     In addition, either party shall be excused from making or accepting deliveries to the extent making or accepting deliveries is prevented by (1) compliance, whether voluntary or involuntary, with acts, orders,

                                                                     PAGE 7 OF 8
                                                           EXXON COMPANY, U.S.A.
                                                              GENERAL PROVISIONS

     regulations, or requests of any federal, state, or local civilian or military authority, or any person purporting to act therefore, or (2) insurrections, wars, rebellions, or riots, or (3) strikes or labor difficulties, even through the labor difficulty or strike could be settled by acceding to the demands of a labor group or others. Where mode of delivery is by or to pipeline the Delivering Party shall also have the same rights under force majeure as granted to the pipeline carrier by the relevant tariff, if any.

     If, by reason of the causes enumerated above, making or accepting deliveries under the terms and conditions of this Agreement is curtailed in part, the prevented party shall allocate the volumes otherwise meeting the terms of the Agreement that it can deliver or accept in the ordinary course of business among its suppliers or customers in manner which is fair and reasonable. The prevented party may include its own requirements and contractual obligations in allocating any volumes. In the event of such curtailments, neither party is required to deliver or receive volumes that do not otherwise meet the terms and conditions of this Agreement in all respects including, but not limited to, time of delivery and description.

     In the even a party is unable to perform hereunder, such party shall promptly notify that other party in writing of the underlying circumstances and the expected duration.

27.  Business  Practices  -
     -------------------
     (A) Each party hereto agrees to comply with all laws and lawful regulations applicable to any activities carried out in the name of or on behalf of the other party under the provisions of this Agreement and/or any amendments to it.
     (B) Each party hereto agrees that all financial settlements, billing, and reports rendered to the other party as provided for in this Agreement and/or any amendments to it will to the best of its knowledge and belief reflect properly the facts about all activities and transactions related to this Agreement, which data may be relied upon as being complete and accurate in any further recording and reporting made by such other party for whatever purpose.
     (C) Each party hereto agrees to notify the other party promptly upon discovery of any instance where the notifying party fails to comply with provision (A) above, or where the notifying party has reason to believe data covered by (B) above is not longer accurate and complete.

28.  Conflict of Interest - Each party, in performing its obligations under this
     --------------------
     Agreement, shall establish and maintain appropriate business standards, procedures, and control, including those necessary and avoid any real or apparent impropriety or adverse impact on the interest of the other party. Each party shall review with reasonable frequency during the term of this Agreement such business standards and procedures including, without limitation, those related to the activities of its employees and agents in their relations with the other party's employees, agents, and representatives, and other third parties.

29.  Audit - Each party and its duly authorized  representatives  shall have the
     -----
     right to witness custody transfer measurement procedures. In addition, each party and its duly authorized representatives shall access to the accounting records, laboratory test records, and other documents maintained by the other party or subcontractors which relate to any performance under this Agreement, and shall have the right to audit at their own expense such records at any reasonable time or times during the term of this Agreement or within three (3) year after the termination of this Agreement. Each party shall preserve and shall cause all subcontractors to preserve all of the above referenced documents regarding each delivery for a period of at least three (3) years after such delivery is made under this Agreement. any costs (including but not limited to, employee time, office space/overhead, photocopying pulling records, etc.) incurred by the audited party during the audit shall be borne by the audited party.

30.  Assignment - Neither  party shall assign this  Agreement  without the prior
     ----------
     written consent of the other.

In addition to the above paragraphs (1-30), the following paragraphs (31-34) are applicable to Natural Gas Liquid agreements only:

                                                                     PAGE 8 OF 8
                                                           EXXON COMPANY, U.S.A.
                                                              GENERAL PROVISIONS

31.  Odorization  -  Unless  otherwise  provided  in  the  Special   Provisions,
     -----------
     Delivering Party shall odorize with 68cc of ethyl mercaptan per 1,000 gallons any delivery of propane in trucks or tank cars. Receiving party shall not accept delivery until Receiving Party has ascertained that this has been done properly.

32.  Quality - The product corrected to sixty (60) degrees Fahrenheit  delivered
     -------
     hereunder shall conform to the specifications now prescribed, or later adopted or revised, for said product by the Gas Processors Association (GPA Publication 2140, as revised) unless otherwise indicated in the Special Provision.

33.  Storage  - If,  as a  result  of the  Receiving  Party's  failure  to  take
     -------
     according to schedule, the storage herein provided is exceeded, the Delivering Party shall not be obligated to change the operation of its plant but shall have the right to dispose of the product by sale to third parties; with the sold barrels being deemed delivered under the Agreement and Receiving Party being credited with the net proceeds of the sale less 8% to cover marketing fees unless otherwise agreed.

34.  Demurrange On Tank Cars - Receiving  Party shall pay all demurrage  charges
     -----------------------
     direct to the applicable party on all tank cars not loaded and returned to the railroads within the applicable demurrage-free time.



                            END OF GENERAL PROVISIONS